FIRST INVESTORS CORPORATION
                    SALES REPRESENTATIVE COMMISSION CONTRACT

                     SCHEDULE A LEVEL I (Effective 4/01/95)

    For Representatives who became licensed with First Investors Corporation on December 23, 1991 or thereafter.

A Registered Representative earns commissions based on the following:

                           Bonusable Earnings Schedule

New Representatives will be personally supervised during initial sales training and will earn income on FIC products based on the following schedule.

Proprietary   First Year Payments     First Investors Life     Cash Sales of
Products*     on Contractual Plans    Actual First Year        Outside Mutual
(% of Sales   (% of Sales Charge)     Commissions on           Funds**
Charge)                               Variable Life and        (% of Dealers
                                      Variable Annuity         Concessions)

  25%               20%                                          22%

This applies until the Representative has successfully completed the Supervised Training Program (generally, $2,500 in FIC earnings, with Representative having demonstrated sufficient knowledge and ability), at which time the following Schedule A earnings schedule will then apply:

Proprietary   First Year Payments     First Investors Life     Cash Sales of
Products*     on Contractural Plans   Actual First Year        Outside Mutual
(% of Sales   (% of Sales Charge)     Commissions on           Funds**
Charge)                               Variable Life and        (% of Dealers
                                      Variable Annuity         Concessions)

 40%                32%                                          35%


        Contractual Plan Continuing Commissions (not Bonusable Earnings)

On contractual plans, the continuing commission rate applicable to the sales charge received by the company on each of the payments No. 24, 36, 48, etc. up to payment No. 120 or 180 is:

                           On the 10 year plan - 185%
                           On the 15 year plan - 230%

                                PAYMENT OF BONUS

At the end of each calendar quarter, the appropriate Bonus % from the Bonus Table will be applied to all year-to-date Eligible Bonusable Earnings to get the Bonus. The Bonus will be reduced by any amount paid in previous quarters for that calendar year.

Bonuses will be paid within 20 days of the end of each calendar quarter but only if you are fully licensed and under contract with FIC on the payable date.



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                                   Bonus Table

                                                         Proprietary Products*
Bonusable Earnings On An           Proprietary Products*  total compensation
Annualized Basis Of At             total compensation     (approximate % of
Least                     Bonus %  (% of sales charge)    Dealers Concession)

          10,000            5.00            42.00                   51.22
          12,000            7.50            43.00                   52.44
          14,000           10.00            44.00                   53.66
          16,000           12.50            45.00                   54.88
          18,000           15.00            46.00                   56.10
          22,730           54.00            61.60                   75.12
          45,460           55.00            62.00                   75.61
          54,550           55.83            62.33                   76.01
          63,640           58.73            63.49                   77.44
          72,730           60.88            64.35                   78.47
          81,820           62.50            65.00                   79.27

Bonusable Earnings will be earned on share sales, voluntaries, first year plan payments, 12B-1 service fees, outside funds, and variable products of First Investors Life (although a bonus cannot be paid on First Investors Life Products) using the Bonusable Earnings schedule.

*     All cash of First Investors funds, and Single Payment Plans.
** Commissions on all other securities will be determined by First Investors Corporation.
*,**  Multiplied by .91 for all 12B-1 service fees.

       THIS SCHEDULE IS SUBJECT TO CHANGE BY FIRST INVESTORS CORPORATION,
          ANY REVISED SCHEDULE WILL APPLY ONLY TO SALES MADE AFTER THE
                     EFFECTIVE DATE OF THE REVISED SCHEDULE

I have read this Schedule A and agree to its terms and understand it is subject to change on notice by the company.


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Representative (Please Print)              Manager  (Please Print)

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Representative (Signature) Date            Manager  (Signature)             Date

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Office Name                                Office Number